UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 25, 2010 (January 19, 2010)
ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)
Utah	001-12307	87-0227400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One South Main, 15th Floor, Salt Lake City, Utah		84133
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		801-524-4787

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02           Results of Operations and Financial Condition.

The information required by this item is contained in Item 4.02 of this report and is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 19, 2010, management of Zions Bancorporation (the “Company”) concluded that the Company should amend its previously issued consolidated financial statements that were included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009, and that such consolidated financial statements, as well as the Company’s previously issued earnings releases for the second and third quarters of 2009, should no longer be relied upon. The Company reached this conclusion because it believes the financial statements understate shareholders’ equity and because it believes it needs to modify the accounting treatment for the modification of its subordinated debt in June 2009 described in its Quarterly Report on Form 10-Q for the period ended June 30, 2009.

The Company expects to amend its consolidated financial statements for the fiscal quarters and year to date periods ended June 30, 2009 and September 30, 2009 and Forms 10-Q for those periods to reflect the effects of changes in the accounting treatment for the subordinated debt modification gain and intrinsic value of the beneficial conversion feature of the modified subordinated debt transaction from the accounting treatment utilized in the previously issued financial statements. Management and the Company’s auditors believe that shareholders’ equity was understated by $173 million at June 30, 2009, and the gain related to the subordinated debt modification described in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 was understated by an after-tax amount of $16.9 million. Management and the Company’s auditors also believe that shareholders’ equity was understated by $170 million at September 30, 2009, and the interest expense for the period ended September 30, 2009 was understated by an after-tax amount of $2.4 million. The following table is a summary of the expected revised amounts due to the aforementioned changes described.

	Three Months Ended		Three Months Ended
	June 30, 2009		September 30, 2009
	As previously	As	As previously	As
	reported	revised	reported	revised

Net earnings (loss) applicable to
common shareholders1	$(40,672)	$(23,758)	$(179,491)	$(181,880)

Net earnings (loss) per common share:
Basic	(0.35)	(0.21)	(1.41)	(1.43)
Diluted	(0.35)	(0.21)	(1.41)	(1.43)

Total shareholders’ equity1	5,581,953	5,754,695	5,523,888	5,694,241

Tangible common equity ratio	5.66%	6.00%	5.43%	5.76%
Risk-based capital ratios:
Tier 1 leverage	9.89%	10.22%	10.06%	10.40%
Tier 1 risk-based capital	9.66%	10.00%	10.00%	10.34%
Total risk-based capital	12.87%	12.72%	13.24%	13.08%

1 In thousands

In January 2010, the Company received comments from the staff of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) on the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009. As a result of the comments, the Company reevaluated its original accounting interpretation and application of GAAP to calculate the gain on the subordinated debt modification and to calculate the intrinsic value of the beneficial conversion feature on the newly modified subordinated debt. As a result of this reevaluation, the Company believes the accounting treatment should be changed for the subordinated debt modification gain and intrinsic value of the beneficial conversion feature of the modified subordinated debt transaction utilized in Company’s second quarter 2009 financial statements. The Company has not concluded the comment process relating to these financial statements and Forms 10-Q with the SEC.

The Company believes these changes will result in the recognition of an increase to its after-tax gain on debt extinguishment of $16.9 million, in addition to the $288.0 million after-tax gain shown in the second quarter 2009 financial statements, resulting in a revised after-tax gain of $304.9 million. It also believes the intrinsic value of the beneficial conversion feature should be increased from what was reported in the second quarter 2009 financial statements, resulting in an estimated additional after-tax increase to shareholders’ equity of $155.9 million, in addition to the $45.3 million increase to shareholders’ equity amount shown in the second quarter 2009 financial statements. The resulting revised after-tax increase to shareholders’ equity for the beneficial conversion feature is expected to be $201.2 million as of June 30, 2009.

The Company’s net loss applicable to common shareholders for the second quarter of 2009 is expected to decrease by $16.9 million bringing diluted earnings per common share for the quarter to $(0.21) from the originally reported $(0.35). The adjustments described above are expected to result in an increase in total shareholders’ equity at June 30, 2009 to $5,755 million from the previously reported amount of $5,582 million. Giving effect to these changes, the Company’s tangible common equity ratio, tier 1 leverage ratio, tier 1 risk-based capital ratio and total risk-based capital ratio were 6.00%, 10.22%, 10.00% and 12.72%, respectively, at June 30, 2009.

These changes are expected to increase the amortization expense of the debt discount that was recorded in the third quarter 2009 financial statements and in financial statements for periods thereafter. The Company’s net loss applicable to common shareholders for the third quarter of 2009 is expected to increase by an estimated $2.4 million, bringing diluted earnings per common share for the quarter to $(1.43) from the originally reported $(1.41). The adjustments to the second and third quarter 2009 financial statements are expected to result in an increase in total shareholders’ equity at September 30, 2009 to $5,694 million from the previously reported amount of $5,524 million. Giving effect to these changes, the Company’s tangible common equity ratio, tier 1 leverage ratio, tier 1 risk-based capital ratio and total risk-based capital ratio were 5.76%, 10.40%, 10.34% and 13.08%, respectively, at September 30, 2009.

Management and the Audit Committee of the Company’s Board of Directors discussed the matters disclosed in this item 4.02 with the Company’s independent registered public accounting firm on January 22, 2010.

The Company expects to file with the SEC amendments to its Quarterly Reports on Form 10-Q for the periods ended June 30, 2009 and September 30, 2009, which will include amended consolidated financial statements and notes thereto, and a revised management's discussion and analysis of the Company’s financial condition and results of operations for the fiscal quarters and six- and nine-month periods ended June 30, 2009 and September 30, 2009, respectively.

The accounting changes and their estimated effects described above have been reflected in the Company’s earnings press release dated January 25, 2010, which is contained in a separate Form 8-K of the same date furnished by the Company.

Forward-Looking Information
Statements in this Form 8-K relating to the Company’s expectations and beliefs are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, which are indicated by the words, “expects,” “believes,” “giving effect to,” “will” and similar expressions, provide current expectations of future events and determinations and are not guarantees of future events and determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual future events and determinations may differ materially from those presented, either expressed or implied, in this Form 8-K. Factors that might cause such differences include, but are not limited to, changes in the revised accounting treatment described herein, as may be determined by the Company and/or required by the SEC or other regulatory agencies.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIONS BANCORPORATION

	By:	/s/ Doyle L. Arnold
Name: Doyle L. Arnold
Title: Vice Chairman and Chief Financial Officer
Date: January 25, 2010